Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 333-66269 and 333-87038 and S-8 Nos. 333-59164, 333-19465, 333-06771, 333-06765 and 333-88544) of Cypress Bioscience, Inc. of our report dated February 21, 2003 with respect to the financial statements of Cypress Bioscience, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

San Diego, California

June 18, 2003